SCHEDULE II
                   INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-KERR GROUP INC

 GABELLI FUNDS, INC.

 THE GABELLI GLOBAL MULTI MEDIA TRUST

                     8/02/95           10,000             8.1875

 GABELLI CAPITAL ASSET FUND

                     8/02/95            5,000             8.1875

 THE GABELLI ABC FUND

                     8/02/95            5,000             8.1875

 GAMCO INVESTORS, INC.

                     8/02/95            1,000             8.3750
                     7/27/95           20,700             8.3750

















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.




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